Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3ASR No. 333-268909) and the related Prospectus, of Ventyx Biosciences, Inc.,
(2)
Registration Statement (Post Effective Amendment No. 1 to Form S-1 on Form S-3 No. 333-267626) of Ventyx Biosciences, Inc.,
(3)
Registration Statement (Form S-8 No. 333-269130) pertaining to the 2021 Equity Incentive Plan, the 2021 Employee Stock Purchase Plan, as amended of Ventyx Biosciences, Inc., and
(4)
Registration Statement (Form S-8 No. 333-260416) pertaining to the 2021 Equity Incentive Plan, the 2021 Employee Stock Purchase Plan, and the 2019 Equity Incentive Plan, as amended of Ventyx Biosciences, Inc., of our report dated March 23, 2023, with respect to the consolidated financial statements of Ventyx Biosciences, Inc. included in this Annual Report (Form 10-K) of Ventyx Biosciences, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Diego, California

March 23, 2023